EXHIBIT 4.1.3
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”) dated as of January 29, 2010 by and among the Issuers (as defined below), Beverage Packaging Holdings (Luxembourg) I S.A. (“BP I”), the entities listed in Schedule 1 hereto (the “Additional Note Guarantors”) and THE BANK OF NEW YORK MELLON, as trustee, principal paying agent, transfer agent, registrar and with respect to collateral of certain Additional Note Guarantors, as collateral agent (the “Trustee”) and WILMINGTON TRUST (LONDON) LIMITED as collateral agent (the “Additional Collateral Agent”), with respect to the collateral listed in Appendix B, as amended and restated, of Amendment No.1 and Joinder Agreement to the First Lien Intercreditor Agreement, dated as of January 21, 2010 (the “FLICA Joinder”).
W I T N E S S E T H :
          WHEREAS Reynolds Group Issuer LLC, a Delaware limited liability company (the “US Issuer I”), Reynolds Group Issuer Inc., a Delaware corporation (the “US Issuer II”), Reynolds Group Issuer (Luxembourg) S.A., a société anonyme (limited liability company) organized under the laws of Luxembourg (the “Luxembourg Issuer” and, together with the US Issuer I and the US Issuer II, the “Issuers”), BP I and certain affiliates of the Issuers, as Note Guarantors, have heretofore executed and delivered to the Trustee a supplemental indenture (the “First Supplemental Indenture”) dated as of November 5, 2009, and a supplemental indenture dated as of December 2, 2009 (the “Second Supplemental Indenture”) to the indenture (the “Original Indenture”, and together with the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”) dated as of November 5, 2009, in respect of the issuance of an aggregate principal amount of $1,125,000,000 of 7.75% Senior Secured Notes due 2016 (the “Dollar Notes”) and an aggregate principal amount of €450,000,000 of 7.75% Senior

Secured Notes due 2016 (the “Euro Notes” and, together with the Dollar Notes, the “Notes”);
          WHEREAS pursuant to a joinder agreement dated as of January 21, 2010 to the Senior Secured Credit Facilities, each Additional Note Guarantor will become a guarantor under the Senior Secured Credit Facilities;
          WHEREAS pursuant to Section 4.11 of the Indenture, each Restricted Subsidiary (unless such Subsidiary is an Issuer, a Note Guarantor or a Receivables Subsidiary) that guarantees, assumes or in any other manner becomes liable with respect to any Indebtedness under any Credit Agreement is required to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee payment and the other obligations under the Notes and the Indenture;
          WHEREAS pursuant to the FLICA Joinder, the Additional Collateral Agent was appointed as, and agreed to act as, a separate collateral agent with respect to the Designated Collateral (as defined in the FLICA Joinder);
          WHEREAS the parties hereto desire that the Additional Collateral Agent acts as a separate collateral agent with respect to the Designated Collateral under the Indenture;
          WHEREAS pursuant to (i) Section 9.01(a)(vi) of the Indenture, the Trustee, the Collateral Agent, the Additional Collateral Agent, BP I and the Issuers are authorized to amend the Indenture to add a Note Guarantor with respect to any Note and (ii) Section 9.01(a)(xi) of the Indenture, the Trustee, the Collateral Agent, the Additional Collateral Agent, BP I and the Issuers are authorized to make any changes to the Indenture that do not adversely affect the rights of any Holders;
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Additional Note Guarantor covenants and agrees for the equal and ratable benefit of the Holders of the Notes as follows:
          Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Indenture.
          1. Amendment of the Indenture
          Section 1.1. Definition of Collateral Agent. The Indenture is hereby amended by deleting the definition of “Collateral Agent” in its entirety and replacing it by the following definition:
          “Collateral Agent” means The Bank of New York Mellon in its capacity as collateral agent under the First Lien Intercreditor Agreement, any successor thereto under the First Lien Intercreditor Agreement, Wilmington Trust (London) Limited, as additional collateral agent under the First Lien Intercreditor Agreement and any other collateral agent that accedes to the First Lien Intercreditor Agreement as co-collateral agent or additional or separate collateral agent with respect to all or any portion of the Collateral, and any successor to any such other collateral agent.
          Section 1.2 Rights of Trustee. The Indenture is hereby amended by deleting the Section 7.02(h) in its entirety and replacing it with the following:
          (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be indemnified and all the rights provided under this Article VII (other than with respect to the Collateral Agent, Section 7.07(b), are extended to, and shall be enforceable by, the Collateral Agent and The Bank of New York Mellon, as the Trustee and in each of its other capacities hereunder.
          2. Additional Guarantors
          Section 2.1 Agreement to Guarantee. Each Additional Note Guarantor hereby agrees jointly and severally with all other Note Guarantors, to unconditionally guarantee the obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture.
          Section 2.2. Ratification of Indenture; Third Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Following the date hereof, all of the covenants set forth in Article IV of the Indenture shall be deemed to have been applicable to the Additional Note Guarantors beginning as of the Issue Date as if the Additional Note Guarantors had been parties thereto on such date, and any action or inaction taken by the Additional Note Guarantors after the Issue Date and prior to the date hereof prohibited by the Indenture, shall be deemed a Default by the Additional Note Guarantors, as applicable, under the Indenture as of the date hereof. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every noteholder heretofore or hereafter authenticated and delivered shall be bound hereby. The Additional Note Guarantors hereby agree to (i) be bound by and become a party to the First Lien Intercreditor Agreement, as amended, supplemented, or otherwise modified from time to time, as if originally named Guarantors therein and (ii) be bound by and become a party to the Existing Intercreditor Agreement, as if originally named Obligors therein, by executing and delivering accession deeds to such Existing Intercreditor Agreement in form and substance reasonably satisfactory to the Security Trustee thereunder.
          3. Miscellaneous
          Section 3.1. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND EACH ADDITIONAL NOTE GUARANTOR AGREES TO SECTION 13.09 OF THE INDENTURE, INCLUDING WITH RESPECT TO SUBMISSION TO JURISDICTION, WAIVER OF OBJECTION TO VENUE IN THE STATE AND

FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, AND PURSUANT TO SECTION 13.08, THE WAIVER OF ANY RIGHT TO TRIAL BY JURY.
          Section 3.2. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture or any Guarantee referenced herein.
          Section 3.3. Additional Collateral Agent Makes No Representation. The Additional Collateral Agent makes no representation as to the validity or sufficiency of this Third Supplemental Indenture or any Guarantee referenced herein.
          Section 3.4. Duplicate Originals. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          Section 3.5. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
          Section 3.6. No Adverse Interpretation of Other Agreements. This Third Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers, BP I, BP II, RGHL or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Third Supplemental Indenture.
          Section 3.7. No Recourse Against Others. No director, officer, employee or manager of an Additional Note Guarantor will have any liability for any obligations of the Issuers, Note Guarantors or Additional Note Guarantors under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the guarantee of the obligations under the Notes and the Indenture by each Additional Note Guarantor. The waiver may not be effective to waive liabilities under the federal securities laws.
          Section 3.8. Indemnity. (a) The Issuers, BP I and the Additional Note Guarantors, subject to Section 10.08 of the Original Indenture, jointly and severally shall indemnify the Trustee and the Additional Collateral Agent (which in each case, for purposes of this Section, shall include its officers, directors, employees, agents and counsel) against any and all loss, liability, claim, taxes, costs, damage or expense (including properly incurred attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Third Supplemental Indenture or the Note Guarantees provide herein against the Issuers, BP I or a Note Guarantor (including this Section) and defending against or investigating any claim (whether (i) asserted by the Issuers, BP I, any Additional Note Guarantor, any Holder or any other Person or (ii) with respect to any action taken by the Trustee or the Additional Collateral Agent under the Existing Intercreditor Agreement, the First Lien Intercreditor

Agreement, any Additional Intercreditor Agreement or any other agreement referenced herein). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Trustee or the Additional Collateral Agent. The Trustee and Additional Collateral Agent shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve the Issuers, BP I or any Note Guarantor of its indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers’ expense in the defense. Such indemnified parties may have separate counsel and the Issuers, BP I and the Additional Note Guarantors, as applicable, shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party solely through such party’s own willful misconduct, negligence or bad faith.
          (b) To secure the payment obligations of the Issuers, BP I and the other Note Guarantors in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held to pay principal of and interest on particular Notes.
          Section 3.9. Successors and Assigns. All covenants and agreements of the Issuers, BP I and the Additional Note Guarantors in this Third Supplemental Indenture and the Notes shall bind their respective successors and assigns. All agreements of the Trustee and the Additional Collateral Agent in this Third Supplemental Indenture shall bind its successors and assigns.
          Section 3.10. Severability. In case any one or more of the provisions contained in this Third Supplemental Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture or the Notes.
          Section 3.11. Notices. Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:
If to any of the Additional Note Guarantors:
Reynolds Group Holdings Limited
Level Nine
148 Quay Street
Auckland 1140 New Zealand
Attn: Helen Golding
Fax: (64-9) 366 6263

If to the Additional Collateral Agent:
Wilmington Trust (London) Limited
6 Broad Street Place
London EC2M 7JH
Facsimile: +44 (0)20 7614 1122
Attention: Elaine Lockhart
          Section 3.12. Amendments and Modification. This Third Supplemental Indenture may be amended, modified, or supplemented only as permitted by the Indenture and by written agreement of each of the parties hereto.

Verification of Execution of Document under Hand
I, John Barry Gray, Public Notary, practising in the City of Sydney in the State of New South Wales in the Commonwealth of Australia CERTIFY that:
(a)	I was present at Sydney on 29 January 2010 and saw HELEN DOROTHY GOLDING execute the annexed THIRD SUPPLEMENTAL INDENTURE (“the Document”); and
(b)	The signature on the Document purporting to be the signature of HELEN DOROTHY GOLDING is her true signature and proper handwriting and she is of full age and appeared to me to be of full capacity and executed the Document in accordance with her authority.
IN WITNESS of which I have subscribed my name and affixed my seal of office this 29th day of January two thousand and ten.

/s/ John Barry Gray
John Barry Gray
Public Notary Sydney, New South Wales, Australia My appointment is not limited by time

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

REYNOLDS GROUP ISSUER INC.
by	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary

/s/ John B Gray
John B Gray
Public Notary Level 8, 65 York St Sydney NSW 2000 Telephone (02) 8215 1566

Third Supplemental Indenture

REYNOLDS GROUP ISSUER LLC
by	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary

/s/ John B Gray
John B Gray
Public Notary Level 8, 65 York St Sydney NSW 2000 Telephone (02) 8215 1566

Third Supplemental Indenture

REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.
by	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Authorised Signatory

/s/ John B Gray
John B Gray
Public Notary Level 8, 65 York St Sydney NSW 2000 Telephone (02) 8215 1566

Third Supplemental Indenture

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.
by	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Authorised Signatory

/s/ John B Gray
John B Gray Public Notary Level 8, 65 York St Sydney NSW 2000 Telephone (02) 8215 1566

Third Supplemental Indenture

CLOSURE SYSTEMS INTERNATIONAL (BRASIL) SISTEMAS DE VEDAÇÃO LTDA.
by	/s/ Guilherme Rodrigues Miranda
	Name:	Guilherme Rodrigues Miranda
	Title:	Manager
Third Supplemental Indenture

SIG ASSET HOLDINGS LIMITED
by	/s/ Philip West
	Name:	Philip West
	Title:	Authorized Signatory

Third Supplemental Indenture

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (HUNGARY) KFT.
by	/s/ Philip West
	Name:	Philip West
	Title:	Authorized Signatory

Third Supplemental Indenture

CSI HUNGARY KFT.
by	/s/ Philip West
	Name:	Philip West
	Title:	Authorized Signatory

Third Supplemental Indenture

BIENES INDUSTRIALES DEL NORTE S.A. DE C.V.
by	/s/ Philip West
	Name:	Philip West
	Title:	Attorney-in-fact

Third Supplemental Indenture

CSI EN ENSENADA, S. DE R.L. DE C.V.
by	/s/ Philip West
	Name:	Philip West
	Title:	Attorney-in-fact

Third Supplemental Indenture

CSI EN SALTILLO, S. DE R.L. DE C.V.
by	/s/ Philip West
	Name:	Philip West
	Title:	Attorney-in-fact

Third Supplemental Indenture

CSI TECNISERVICIO, S. DE R.L. DE C.V.
by	/s/ Philip West
	Name:	Philip West
	Title:	Attorney-in-fact

Third Supplemental Indenture

GRUPO CSI DE MEXICO, S. DE R.L. DE C.V.
by	/s/ Philip West
	Name:	Philip West
	Title:	Attorney-in-fact

Third Supplemental Indenture

TECNICOS DE TAPAS INNOVATIVAS S.A. DE C.V.
by	/s/ Philip West
	Name:	Philip West
	Title:	Attorney-in-fact

Third Supplemental Indenture

SIG REINAG AG
by	/s/ Philip West
	Name:	Philip West
	Title:	Attorney

Third Supplemental Indenture

SIG COMBIBLOC LTD
by	/s/ Philip West
	Name:	Philip West
	Title:	Attorney

Third Supplemental Indenture

WILMINGTON TRUST (LONDON) LIMITED, as Additional Collateral Agent
by	/s/ Elaine Lockhart
	Name:	Elaine Lockhart
	Title:	Relationship Manager

Third Supplemental Indenture

THE BANK OF NEW YORK MELLON, as Trustee, Principal Paying Agent, Transfer Agent, Registrar and Collateral Agent
by	/s/ Maksim Genkin
	Name:	Maksim Genkin
	Title:	Assistant Treasurer

STATE OF NEW YORK
COUNTY OF NEW YORK
On the 29 day of January in the year 2010 before me, the undersigned, personally appeared Maksim Genkin, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual(s), or the person upon behalf of which the individual acted, executed the instrument.

/s/ Emily Fayan
(Name)

Sworn to before me this 29 day of January, 2010.

Notary Public
EMILY FAYAN
Printed Name: Emily Fayan	Notary Public, State of New York
No. 01FA4737006
My Commission Expires:	Qualified in Kings County
Certificate Filed in New York County
Commission Expires Dec. 31, 2013
December 31, 2013
Third Supplemental Indenture

SCHEDULE 1
Additional Note Guarantors
Closure Systems International (Brazil) Sistemas de Vedação Ltda.
Grupo CSI de Mexico, S. de R.L. de C.V.
CSI en Saltillo, S. de R.L. de C.V.
CSI Tecniservicio, S. de R.L. de C.V.
CSI en Ensenada, S. de R.L. de C.V.
Bienes Industriales del Norte S.A. de C.V.
Tecnicos de Tapas Innovativas S.A. de C.V.
SIG Asset Holdings Limited
SIG Reinag AG
Closure Systems International Holdings (Hungary) Kft.
CSI Hungary Kft.
SIG Combibloc Ltd.